Exhibit 10.8


                                GEORGE J. COATES
                        2100 Highway #34 & Ridgewood Road
                         Wall Township, New Jersey 07719

                                  March 4, 2004


                                VIA TELECOPY ONLY


Board of Directors
Coates Motorcycle Company, Ltd.
Central Avenue, Building 3
Farmingdale, New Jersey 07727

Gentlemen:

      As you are aware, I have loaned Coates Motorcycle Company, Ltd. $236,594 through December 31, 2003 in order to pay expenses of the offering and testing for our motorcycles. In order to facilitate our initial public offering, I am forgiving this debt in its entirety.


                                                   Very truly yours,
                                                   /s/ George J. Coates
                                                   George J. Coates


COATES GEORGE to BOD of CMC $236.594